                                      MAST0408  15 year  4.8's        Date:07/22/2004   19:50:27

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 UBS Investment Bank               |CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890 |Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

 Closing Date: 7/30/2004           |WHOLE  15 year  Pricing Speed: 250 PSA               |PacI %: 0.00   Indices:

 First Pay: 8/25/2004              |WAC:5.06   WAM:177.86                                |

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 Tranche                      Coupon    Payment    Aver.  Dur   Tx Spread Yield     Price              Description              Day Deal%

  Name      Bal(MM)                     Window     Life         Yr   bp             %                                           Del

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  1A1       70,324,628.87     4.75000  8/04- 6/19   4.77         4

   24  95.69

  2A1      179,356,904.94     5.00000  8/04- 5/19   4.79         4                                                               24  95.01

  3A1       35,870,516.02     5.25000  8/04- 7/19   4.83         4

   24  97.92

Paydown Rules:

Groups 1-3

Group1:

1. Pay 1A1, until retired;

GROUP2:

1. Pay 2A1, until retired;

Group3:

1. Pay 3A1, until retired;

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                      Collateral

 Group 1

 WHOLE       924,331.25   4.755    PSA   250  178    2      4.955

 WHOLE       487,591.61   4.720    PSA   250  178    2      4.920

 WHOLE       421,508.14   4.675    PSA   250  178    2      4.875

 WHOLE    53,792,961.63   4.625    PSA   250  178    2      4.875

 WHOLE     2,539,450.20   4.595    PSA   250  179    1      4.875

 WHOLE       346,355.86   4.575    PSA   250  178    2      4.875

 WHOLE    10,406,060.75   4.500    PSA   250  177    3      4.750

 WHOLE     1,159,937.52   4.375    PSA   250  178    2      4.675

 WHOLE       891,509.55   4.250    PSA   250  178    2      4.500

 WHOLE     2,520.457.53   4.625    PSA   250  178    2      4.875

 Group 2

 Type  Balance            Coupon   Prepay     WAM   Age    WAC

 WHOLE    26,523,584.97   5.000    PSA   250  177    2      5.250

 WHOLE    35,010,325.58   4.875    PSA   250  178    2      5.125

 WHOLE   125,681,320.66   4.750    PSA   250  178    2      5.000

 WHOLE     1,559,220.44   4.720    PSA   250  178    2      5.000

 Group 3

 WHOLE       640,000.00   6.125    PSA   250  180    0      6.375

 WHOLE       341,833.08   5.875    PSA   250  179    1      6.125

 WHOLE       476,405.52   5.750    PSA   250  172    8      6.000

 WHOLE       787,325.25   5.625    PSA   250  178    2      5.875

 WHOLE     2,436,007.52   5.500    PSA   250  178    2      5.750

 WHOLE     3,951,962.85   5.375    PSA   250  179    1      5.625

 WHOLE    13,681,945.37   5.250    PSA   250  178    2      5.500

 WHOLE    14,317,197.88   5.125    PSA   250  178    2      5.375

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.